EXHIBIT 1.1
EXECUTION COPY
MOOG INC.
Class A Common Stock
UNDERWRITING AGREEMENT
September 29, 2009
Cowen and Company, LLC
     As Representative of the Several Underwriters
c/o Cowen and Company, LLC
1221 Avenue of the Americas
New York, New York 10020
Dear Sirs:
1. Introductory. Moog Inc., a New York corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 2,500,000 shares of Class A Common Stock, $1.00 par value (the “Class A Common Stock”), of the Company. The aggregate of 2,500,000 shares of Class A Common Stock so proposed to be sold is hereinafter referred to as the “Firm Stock”. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 375,000 shares of Class A Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock”. The Class A Common Stock and the Class B Common Stock, $1.00 par value, of the Company are hereinafter collectively referred to as the “Common Stock”. Cowen and Company, LLC (“Cowen”) is acting as representative of the several Underwriters and in such capacity are hereinafter referred to as the “Representative”.
2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters as of the date hereof and as of each Closing Date, and agrees with the several Underwriters that:
(a)	The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission (the “Rules and Regulations”). An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act on Form S-3 (File No. 162178) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three (3) years prior to the date hereof. Such registration statement, and any post-effective amendments thereto, are effective; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus” and any preliminary prospectus (including any preliminary prospectus supplement), if any, relating to the Stock filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”). The automatic shelf registration statement, including all exhibits thereto and including any documents incorporated by reference and any prospectus supplement relating to the Stock that is filed with the Commission and deemed by virtue of Rule 430B of the Rules and Regulations to be part of such registration statement, are hereinafter collectively called the “Registration Statement.” The form of the final prospectus relating to the Stock filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof, is hereinafter called the “Prospectus”. Any reference herein to the Base Prospectus, the Pricing Prospectus (as defined below), any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the respective prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Stock filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference into the Registration Statement.

(b)	As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Pricing Prospectus (as defined below) and the information included on Schedule D hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this paragraph (b) and elsewhere in this Agreement:
     “Applicable Time” means 5:30 P.M., New York time, on September 29, 2009 or such other time as agreed to by the Company and the Representative.

     “Pricing Prospectus” means the Preliminary Prospectus relating to the Stock that is included in the Registration Statement immediately prior to the Applicable Time including any document incorporated by reference therein.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.
     “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.
     “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
(c)	No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Stock has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(d)	At the respective times the Registration Statement and any amendments thereto became or become effective, at the date of this Agreement and at each Closing Date, each Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Pricing Prospectus and the Prospectus and any amendments or supplements to the Prospectus, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter Information (as defined in Section 17). The Pricing Prospectus and the Prospectus contains all required information under the Securities Act with respect to the Stock and the distribution of the Stock. The statistical and market related data included in the Registration Statement, the Pricing Prospectus, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(e)	Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until any earlier date that the Company notified or notifies the Representative as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading.

(f)	The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Stock other than the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act.

(g)	(A) At the time of the filing of the Registration Statement and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Stock in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Section 405 under the Securities Act; and (B) (i) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (B)(ii)), the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act (without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an “ineligible issuer,” including, without limitation, for purposes of Rules 164 and 433 under the Securities Act) with respect to the offering of the Stock as contemplated by the Registration Statement.

(h)	The Company and each of its subsidiaries (as defined in Section 15) have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of organization and are each duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority (i) would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of the Company and its subsidiaries taken as a whole or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by the Agreement, the Pricing Prospectus, the General Disclosure Package or the Prospectus (any such effect described in clause (i) or (ii), a “Material Adverse Effect”). Except for Moog Europe Holdings I LLC, a New York limited liability company, Moog Europe Holdings II LLC, a New York limited liability company, AMC Delaware Inc. (f/k/a/ AMC Controls, Inc), a Delaware corporation, X.O. Tec Corporation, a Delaware corporation, Ethox International, Inc. a New York corporation, MMC Sterlization Services Group, Inc., a Pennsylvania corporation, and Videolarm, Inc., a Georgia Corporation, the Company owns or controls, directly or indirectly, only the corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities listed as subsidiaries of the Company in paragraph 21 of Section 3 in Item 15 of Part IV the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008 filed with the Commission on November 25, 2008, and the Company does not own or control, directly or indirectly, any other interest in any other corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities. Each such listed entity is a subsidiary of the Company and is wholly owned, directly or indirectly, by the Company.

(i)	This Agreement has been duly authorized, executed and delivered by the Company.

(j)	The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectus.

(k)	The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company, including the Stock, have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws and conform to the description thereof contained in the Pricing Prospectus and the Prospectus. None of the outstanding shares of common stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the General Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the General Disclosure Package accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights under the Securities Act and the Exchange Act. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws.

(l)	All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (each, a “Lien”), except for the Liens under the Second Amended and Restated Loan Agreement among certain lenders, HSBC Bank USA, National Association, as administrative agent, and the Company dated as of October 25, 2006, as amended (the “Loan Agreement”).

(m)	Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) in the performance or observance of any obligation, agreement, covenant or condition contained in any Existing Instruments (as defined below) or any applicable law, administrative regulation or administrative or court order or decree, except for such defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement, and the issuance and delivery of the Class A Common Stock, and consummation of the transactions contemplated herein and therein and in the General Disclosure Package have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or a Default or a Debt Repayment Triggering Event (as defined below) under, or the loss of any material benefit under, or the termination of, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease, license or other instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound (including, without limitation, the Company’s Loan Agreement) or to which any of the property or assets of any of them is subject (each, an “Existing Instrument”), except for such conflicts, breaches, Defaults, losses or Liens as would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries or any applicable law, administrative regulation or administrative or court order or decree applicable to the Company or any of its subsidiaries. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(n)	Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws and by the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer or sale of the Stock or the consummation of the transactions contemplated hereby.

(o)	Ernst & Young LLP, who has expressed its opinion on the audited financial statements and related schedules included or incorporated by reference in the Registration Statement, General Disclosure Package, the Pricing Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and has audited the Company’s internal control over financial reporting and management’s assessment thereof.

(p)	The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, Pricing

Prospectus, the Prospectus and the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the General Disclosure Package, Pricing Prospectus and the Prospectus. The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, Pricing Prospectus and the Prospectus comply in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the General Disclosure Package, Pricing Prospectus and the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, the Prospectus or a document incorporated by reference therein in accordance with Regulation S-X which has not been included or incorporated as so required. The summary and selected financial data included or incorporated by reference in the General Disclosure Package, the Pricing Prospectus, the Prospectus and each Registration Statement fairly present the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth or incorporated by reference in the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Registration Statement and other financial information.
(q)	Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, Pricing Prospectus and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package, Pricing Prospectus and the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package, Pricing Prospectus and the Prospectus.

(r)	Except as set forth in the General Disclosure Package, Pricing Prospectus and the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
(s)	The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate regulatory or other governmental agencies or bodies as are necessary to conduct the business as now conducted by the Company and its subsidiaries and as described in the General Disclosure Package and the Prospectus, each such certificate, authorization and permit being in full force and effect and the Company and each subsidiary is in compliance with the terms of each such certificate, authorization and permit, except where the failure to possess or comply with any such certificate, authorization or permit would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t)	Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the General Disclosure Package, Pricing Prospectus and the Prospectus will become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u)	Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(v)	The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(w)	The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements of the Company and its consolidated subsidiaries free and clear of any Liens except for the Liens under the Loan Agreement and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any such subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or any of its subsidiaries.
(x)	No strike, work stoppage or other similar labor dispute with the employees of the Company or any of its subsidiaries, or, to the knowledge of the Company, with the employees of any principal supplier of the Company or any of its subsidiaries, exists or, to the knowledge of the Company or any of its subsidiaries, is threatened, which would result in a Material Adverse Effect.

(y)	The Company and any of its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or a subsidiary or any of their respective “ERISA Affiliates” (as defined below) are and will be in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or such subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under Section 4043 of ERISA and for which notice has not been waived by applicable regulations) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their respective ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its subsidiaries or any of their respective ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in Title IV of ERISA). None of the Company, its subsidiaries, or any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title I or IV of ERISA or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its subsidiaries or any of their respective ERISA Affiliates that is intended to be qualified under Section 401 of the Code is and will be so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(z)	Except as otherwise disclosed in the General Disclosure Package or as would not, individually or in the aggregate, result in a Material Adverse Effect, as the case may be, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, nor investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigation costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending, or, to the best of the Company’s or any of its subsidiaries’ knowledge, threatened or contemplated against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law. In the ordinary course of business, the Company and each of its subsidiaries conducts a periodic review of the effect of Environmental Laws on its respective business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect, except as otherwise disclosed in the General Disclosure Package.

(aa)	All necessary federal, state and foreign income and franchise tax returns required to be filed by the Company and its consolidated subsidiaries have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(p) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(bb)	Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. Except as disclosed in the General Disclosure Package, the Company does not have any reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect, as the case may be. Neither the Company nor any subsidiary has been denied any insurance coverage that it has sought or for which it has applied.

(cc)	Except as otherwise disclosed in the General Disclosure Package, the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.
(dd)	The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(ee)	There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Pricing Prospectus and the Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects. Other than as described in the Pricing Prospectus and the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received notice or has any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(ff)	There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the General Disclosure Package and Prospectus that have not been described as required.

(gg)	No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(hh)	Neither the Company nor any of its subsidiaries owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ii)	Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(jj)	No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Pricing Prospectus, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk)	The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.

(ll)	The Stock has been approved for listing subject to official notice of issuance on the New York Stock Exchange.

(mm)	The Company and, to the best of its knowledge, its officers and directors are in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective as of the date hereof.

(nn)	The Company is in compliance with all applicable corporate governance requirements set forth in the New York Stock Exchange Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the New York Stock Exchange Rules not currently in effect upon and all times after the effectiveness of such requirements.

(oo)	Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state, local or foreign office in violation of any law (including the Foreign Corrupt Practices Act of 1977, as amended).

(pp)	There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity, that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Pricing Prospectus and the Prospectus which have not been described as required.

(qq)	The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(rr)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss)	There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or any of its subsidiaries to or for the benefit of (i) any of the officers or directors of (A) the Company or (B) any of the Company’s subsidiaries or (ii) any of their respective family members, except as disclosed in the Registration Statement, the Pricing Prospectus, the General Disclosure Package and the Prospectus.

(tt)	Neither the Company nor any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of

Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.
Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective numbers of shares of Firm Stock set forth opposite the names of the Underwriters in Schedule A hereto.
     The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $28.025 per share (the “Purchase Price”).
     The Company will deliver the Firm Stock to the Representative for the respective accounts of the several Underwriters (through the facilities of The Depository Trust Company issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the First Closing Date) against payment of the aggregate Purchase Price therefor by wire transfer to an account designated by the Company, all at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on October 2, 2009, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “First Closing Date”. The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and Cowen.
     For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice by Cowen described below. Such shares of Optional Stock shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter’s name on Schedule A bears to the total number of shares of Firm Stock (subject to adjustment by Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by Cowen to the Company.

     The option granted hereby may be exercised by written notice being given to the Company by Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the “Closing Dates”.)
     The Company will deliver the Optional Stock to the Representative for the respective accounts of the several Underwriters (through the facilities of The Depository Trust Company issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the Option Closing Date) against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account designated by the Company all at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and Cowen.
     The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.
4. Further Agreements of the Company. The Company agrees with the several Underwriters that:
(a)	The Company will prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; during the period beginning on the Applicable Time and ending on the Option Closing Date, to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Stock; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, will promptly to use its best efforts to obtain the withdrawal of such order.

(b)	The Company represents and agrees that, unless it obtains the prior consent of the Representative it has not and will not make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act unless the prior written consent of the Representative has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company consents to the use by any Underwriter of a free writing prospectus that is not an “issuer free writing prospectus” as defined in Rule 433 and contains only information describing the preliminary terms of the Stock or this offering.

(c)	If at any time prior to the expiration of nine (9) months after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and

Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representative thereof and upon their request will prepare an appropriate amendment or supplement or upon their request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Stock nine (9) months or more after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, the Company upon the request of the Representative and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(d)	If the General Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e)	If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included, or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading; the Company will promptly notify the Representative and will, if requested by Cowen, promptly prepare and furnish, without charge, to each Underwriter an Issuer Free Writing Prospectus which corrects such conflict, untrue statement or omission.

(f)	To furnish promptly to each of the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g)	To deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, if any, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the second business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vii) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of any such document).

(h)	To make generally available to its shareholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(i)	The Company will promptly take from time to time such actions as the Representative may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(j)	During the period of five years from the date hereof, the Company will deliver to the Representative and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted. The EDGAR filing or furnishing of any such report, communication or financial statement with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to satisfy the requirement to deliver such report, communication or financial statement to the Representative or Underwriters.

(k)	The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus without the prior written consent of Cowen other than the Company’s sale of the Stock hereunder and the issuance of shares pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights. The Company will cause each officer, director and shareholder listed in Schedule C to furnish to the Representative, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of Cowen. The Company also agrees that during such Lock-Up Period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans. The Company hereby agrees that (i) if it issues an earnings release or material news or if a material event relating to the Company occurs during the last seventeen days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (k) or the letter shall continue to apply until the expiration of the eighteen day period beginning on the issuance of the earnings release or the occurrence of the material news or the material event.

(l)	The Company will supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or the Registration Statement, any Preliminary Prospectus, if any, or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m)	Prior to each of the Closing Dates, the Company will furnish to the Representative, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(n)	Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(o)	In connection with the offering of the Stock, until Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Common Stock, or attempt to induce any person to purchase any Common Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Common Stock.

(p)	The Company will not take any action prior to the Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(c).

(q)	The Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(r)	To apply the net proceeds from the sale of the Stock as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(s)	The Company shall at all times engage and maintain, at its expense, a registrar and transfer agent for the Stock.

(t)	To pay the required Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.
5. Payment of Expenses. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the

Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein, and the costs of printing, reproducing and distributing the “Agreement Among Underwriters” between the Representative and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire and this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Stock and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4 and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) all fees and expenses of the registrar and transfer agent of the Stock; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.
6. Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Applicable Time and on each Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
(a)	No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)	None of the Underwriters shall have discovered and disclosed to the Company on or prior to any Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Pricing Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)	All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement, the Pricing Prospectus, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)	On each of the Closing Dates, Hodgson Russ LLP shall have furnished to the Representative such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that:
(i)	The Company and each of its U.S. subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are to such counsel’s knowledge duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect.

(ii)	The Company has an authorized capitalization as set forth in the General Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company, including the Stock being delivered on any Closing Date, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the General Disclosure Package and the Prospectus.

(iii)	All the outstanding shares of capital stock of each U.S. subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the General Disclosure Package and the Prospectus, are owned by the Company directly or indirectly through one or more wholly owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(iv)	There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company’s charter or by-laws or any agreement or other agreement or instrument listed as an exhibit to the Registration Statement or to a document filed by the Company pursuant to the Exchange Act and incorporated by reference into the Prospectus as of the date specified therein.

(v)	This Agreement has been duly authorized, executed and delivered by the Company.

(vi)	The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the application of proceeds of the offering of Stock as described in “Use of Proceeds” in the Pricing Prospectus, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed as an exhibit to the Registration Statement or to a document filed by the Company pursuant to the Exchange Act and incorporated by reference into the Prospectus as of the date specified therein, nor will such actions result in any violation of the charter or by-laws of the Company or of any of its U.S. subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

(vii)	Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, which has not been obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer, issue and sale of the Stock or the consummation by the Company of the transactions contemplated hereby.

(viii)	The statements in the General Disclosure Package and the Prospectus under the heading “Description of Capital Stock” and “Certain U.S.

Federal Income and Estate Tax Considerations for Non-U.S. Holders”, to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects.

(ix)	To such counsel’s knowledge, the description in the Registration Statement, the General Disclosure Package and the Prospectus of statutes, legal or governmental proceedings and contracts and other documents are accurate in all material respects; and to the best of such counsel’s knowledge, there are no pending legal or governmental proceedings, or contracts or other documents to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

(x)	To such counsel’s knowledge, neither the Company nor any of its U.S. subsidiaries is in violation of its charter or by-laws.

(xi)	To such counsel’s knowledge, neither the Company nor any of its subsidiaries (i) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (ii) is in violation of any law, statute, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business as described in the General Disclosure Package and the Prospectus except for those defaults, violations or failures which, either individually or in the aggregate, would not have a Material Adverse Effect.

(xii)	To such counsel’s knowledge and other than as set forth in the General Disclosure Package and Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xiii)	The Registration Statement and each post-effective amendment thereto was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) and in compliance with Rules 430A and 430B of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

(xiv)	The Registration Statement and any amendments thereto made by the Company prior to such Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), at the Applicable Time, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; the Pricing Prospectus (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), as of the Applicable Time, complied as to form in all material respects with the requirements of the Securities Act; and the Prospectus and any amendments or supplements thereto, as of their respective dates, made by the Company prior to such Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Pricing Prospectus and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

(xv)	The Company meets the requirements for the use of Form S-3 under the Securities Act and the Rules and Regulations. The Registration Statement and any post-effective amendment thereto meets the requirements set forth in Rule 415(a)(1)(x) of the Rules and Regulations.

(xvi)	To such counsel’s knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(xvii)	The Company is not, and after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will not be, an

“investment company” within the meaning of such term as defined in the Investment Company Act and the rules and regulations of the Commission thereunder.

(xviii)	Any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act has been made within the time period required by Rule 433(d) under the Securities Act.
     Such counsel shall also have furnished to the Representative a written statement, addressed to the Underwriters and dated each Closing Date, in form and substance satisfactory to the Representative, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Pricing Prospectus, the General Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to such Closing Date, (y) based on such counsel’s examination of the Registration Statement, the Pricing Prospectus, the General Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to such Closing Date and the documents incorporated by reference in the Pricing Prospectus, the General Disclosure Package or the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to such Closing Date, and such counsel’s investigations made in connection with the preparation of the Registration Statement, the Pricing Prospectus, the General Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to such Closing Date, and conferences with certain officers and employees of and with auditors for and counsel to the Company, such counsel has no reason to believe that the Registration Statement or any amendment thereto prior to the Applicable Time, at the Applicable Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the respective date thereof or at such Closing Date, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the documents included in the General Disclosure Package all considered together, as of the Applicable Time, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (z) any document incorporated by reference in the Prospectus, when they were filed with the Commission contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement, the General Disclosure Package or the Prospectus or an incorporated document.
     The foregoing opinion and statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and takes no responsibility therefor except to the extent set forth in the opinion described in clauses (viii) and (ix) above.
(e)	The Representative shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated each Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(f)	At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative, (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and the PCAOB and stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Pricing Prospectus.

(g)	On the effective date of any post-effective amendment to any Registration Statement and on each Option Closing Date, the Representative shall have received a letter (the “bring-down letter”) from Ernst & Young LLP addressed to the Underwriters and dated the Option Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to Section 6(f).

(h)	The Company shall have furnished to the Representative a certificate, dated such Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Prospectus, the General Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus; and in their opinion, the Registration Statement and each amendment thereto, if any, at the Applicable Time and as of such Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the General Disclosure Package, as of the Applicable Time and as of such Closing Date, any Permitted Free Writing Prospectus as of its date and as of such Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of such Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

(i)	(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package.

(j)	No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of any Closing Date, prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(k)	Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading) its rating of any of the Company’s debt securities.

(l)	Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Nasdaq Global Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak or an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus.

(m)	The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance.

(n)	Cowen shall have received the written agreements, substantially in the form of Exhibit I hereto, of the persons listed in Schedule C to this Agreement.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.
(a)	The Company shall indemnify and hold harmless each Underwriter, its directors, officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties” and each, an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or any document incorporated by reference therein or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.
(b)	Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties” and each, a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17). The Underwriters shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties.
(c)	Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense or continue the defense, as the case may be, of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other reasonable expenses incurred in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of Section 7(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
(d)	If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)	If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage or liability, or action, investigation or proceeding in respect thereof, as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability, or action, investigation or proceeding in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’

Information, as defined in Section 17. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding in respect thereof, referred to above in this Section 7(e), shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     The Underwriters’ obligations to contribute as provided in this Section 7(e) are several in proportion to their respective underwriting obligations and not joint.
8. Termination. The obligations of the Underwriters hereunder may be terminated by Cowen, in its absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(i), 6(k) or 6(l) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.
9. Reimbursement of Underwriters’ Expenses. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, or (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to Cowen. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses to the extent incurred by such defaulting Underwriter.
10. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder on any Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all

Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.
     If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 shall not terminate and shall remain in effect.
11. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a)	each Underwriter’s responsibility to the Company is solely contractual in nature, the Representative has been retained solely to act as underwriters in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;
(b)	the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)	it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)	it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
12. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Stock from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.
13. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock. Notwithstanding any termination of this Agreement, including, without limitation, any termination pursuant to Section 9 or Section 11, the indemnities, covenants, agreements, representations, warranties and other statements set forth in Sections 2, 5, 8 and 10 and Sections 12 through 20, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.
14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)	if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Cowen and Company, LLC, 1221 Avenue of the Americas, New York, New York 10020, Attention: Head of Equity Capital Markets (Fax: 646-562-1249), with a copy to the same address, Attention: Legal Department — General Counsel (Fax: 646-562-1861); and
(b)	if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Moog Inc., 6860 Seneca Street, P.O. Box 18, East Aurora, New York 14203, Attention: John R. Scannell (Fax: 716-687-4388), with a copy to

Hodgson Russ LLP, Suite 2000, One M&T Plaza, Buffalo, New York 14203, Attention: John B. Drenning, Esq. and John Zak, Esq. (Fax: 716-849-0349).
15. Definition of Certain Terms. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.
17. Underwriters’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: (i) the table on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the tenth paragraph under the heading “Underwriting”.
18. Authority of the Representative. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative will be binding on all Underwriters.
19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
20. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.
21. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours, MOOG INC.
By:	/s/ John Scannell
	Name:	John Scannell
	Title:	CFO

Accepted as of the date first above written: COWEN AND COMPANY, LLC Acting on its own behalf and as Representative of the several Underwriters named on Schedule A hereto.
By:	/s/ Jonathan C. Biele
Authorized Signatory

SCHEDULE A

Number of Firm Shares
Name	to be Purchased

Cowen and Company, LLC	2,246,500
HSBC Securities (USA) Inc.	73,769
RBS Securities Inc.	44,109
PNC Capital Markets LLC	38,278
Mitsubishi UFJ Securities (USA), Inc.	32,448
SG Americas Securities, LLC	29,406
RBC Capital Markets Corporation	17,745
Comerica Securities, Inc.	17,745

Total	2,500,000

SCHEDULE B
GENERAL USE FREE WRITING PROSPECTUSES
None.

SCHEDULE C
1.	Moog Inc. Retirement Plan Trust

2.	Richard A. Aubrecht

3.	Timothy P. Balkin

4.	Robert R. Banta

5.	Martin J. Berardi

6.	Robert T. Brady

7.	John B. Drenning

8.	Sasidhar Eranki

9.	Donald R. Fishback

10.	Joe C. Green

11.	Peter J. Gunderman

12.	John D. Hendrick

13.	Jay K. Hennig

14.	Stephen A. Huckvale

15.	Warren C. Johnson

16.	Kraig H. Kayser

17.	Brian J. Lipke

18.	Robert H. Maskrey

19.	Albert F. Myers

20.	Raymond W. Boushie

21.	Lawrence J. Ball

22.	John R. Scannell

23.	Harald E. Seiffer

24.	Jennifer Walter

SCHEDULE D
Total: $73,750,000
Shares offered by the Company: 2,500,000 shares
Price to public: $29.50 per share
Net proceeds to the Company: $70,062,500
Overallotment option: 375,000 shares
Closing date: October 2, 2009

EXHIBIT I
FORM OF LOCK-UP AGREEMENT
                    , 2009
Cowen and Company, LLC
1221 Avenue of the Americas
New York, New York 10020
Re: Moog Inc. Shares of Common Stock
Dear Sirs:
     In order to induce Cowen and Company, LLC (“Cowen”) to enter into a certain underwriting agreement (the “Underwriting Agreement”) with Moog Inc., a New York corporation (the “Company”), with respect to the public offering of shares of the Company’s Class A Common Stock, par value $1.00 per share (the “Class A Common Stock,” and together with the Company’s Class B Common Stock, par value $1.00 per share, the “Common Stock”), the undersigned hereby agrees that for a period of 90 days following the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable in Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock.
     If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

     In addition, the undersigned hereby waives, from the date hereof until the expiration of the 90-day period following the date of the Underwriting Agreement, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.
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SIGNATURE PAGE FOLLOWS.]

[Signatory]
By:
Name:
Title:

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